QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Hurricane Hydrocarbons Ltd. on Form F-10 of our report dated February 28, 2002, except for Note 22, as to which the date is June 27, 2002, included and incorporated by reference in the Annual Report on Form 40-F of Hurricane Hydrocarbons Ltd. for the year ended December 31, 2001. We also consent to the reference to us under the headings "Summary Consolidated Financial Data", "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE
Deloitte & Touche

Almaty, Kazakhstan
November 29, 2002

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS